Exhibit 10.41

PORTIONS OF THIS EXHIBIT MARKED BY [**] HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 5 TO
TECHNICAL TRANSFER AND SERVICE AGREEMENT
This AMENDMENT NO. 5 (the “Fifth Amendment”) to the TECHNICAL TRANSFER AND SERVICE AGREEMENT by and between Pacira Limited, incorporated and registered in England and Wales with company number 06378639 whose registered office is at Wessex House, Marlow Road, Bourne End, Buckinghamshire, SL8 5SP (“Pacira”), and Patheon UK Limited, a company incorporated in England and Wales having its principal place of business at Kingfisher Drive, Covingham, Swindon, SN35BZ, United Kingdom (“Patheon”), dated as of December 11, 2019 (“Amendment Effective Date”), is made by and between Pacira and Patheon.
Unless otherwise defined herein, capitalized terms used in this Fifth Amendment shall have the meanings set forth in the Technical Transfer And Service Agreement by and between Pacira (as novated to Pacira pursuant to the Novation Agreement dated May 1, 2018 between Pacira, Patheon and Pacira Pharmaceuticals, Inc.) and Patheon, dated as of April 4, 2014 (the “Original Agreement”), as amended by Amendment Nos. 1, 2, 3, and 4 (collectively the “Agreement”).
RECITALS
A.The Parties wish to amend the Agreement in the manner set forth in this Amendment.
B.Section 9.7 of the Agreement states that the Agreement may be amended or modified by a writing signed by both Parties.
C.Amendment No. 2 to the Technical Transfer And Service Agreement amended the Agreement such that the additional Capital Expenditures set forth in Schedule 1 of the Amendment (“Schedule 1”) were added to the Agreement’s Exhibit 2.1-B.
D.Schedule 1 sets forth the Capital Expenditures agreed upon between the Parties regarding the second waste treatment system, known as “[**]” (“[**]”) and integration of the [**] into the Facility (the “Polaris Project”).
E.The Parties now wish to amend Schedule 1.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment. Schedule 1 shall be deleted and replaced in its entirety with the Schedule 1 of the Amendment attached hereto.

2.Effectiveness of Amendments. The amendments to the provision of the Agreement set forth herein shall be effective as of the Amendment Effective Date set forth above.
3.Full Force and Effect. Except as otherwise amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and any conflict between the terms of the Agreement and this Fifth Amendment shall be construed in favor of this Fifth Amendment.
4.Counterparts. This Fifth Amendment may be executed in several counterparts and all so executed shall constitute one and the same instrument, binding upon all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart. Facsimile or PDF transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart, and such signatures shall be deemed original signatures for purposes of the enforcement and construction of this Amendment.
5.Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the Amendment Effective Date.

PATHEON UK LIMITED		PACIRA LIMITED

By:	/s/ LUCA ANDRETTA	By:	/s/ STEPHEN MCCAIRNS

Name:	Luca Andretta	Name:	Stephen McCairns

Title:	Director	Title:	Executive Director, Pacira Limited